SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 2, 2007

Date of Report

July 26, 2007

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10400 Eaton Place, Suite 203, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Liberty Growth Fund, LP Agreement

On July 26, 2007, the Company entered a Preferred Stock Purchase Agreement, (the “Agreement”), with Liberty Growth Fund, LP.  Under the Agreement, Liberty will purchase up to a total of 5,000,000 shares of the Company’s Series A Preferred Stock at a price of $8,000,000.  The Series A Preferred Stock is convertible into common stock of the Company in the ratio of 5 shares of common for each share of Series A Preferred Stock. Liberty also received warrants to purchase shares of the Company’s Common Stock as follows: 21,875,000 shares at $.50; 4,000,000 at $.50; 6,000,000 shares at $1.00 and 6,000,000 shares at $2.00.

As a condition of the Agreement, the Company issued Lerota, LLC, who acted as the facilitator of the transaction between the Company and Liberty, a warrant for 3,143,750 shares of common stock with an exercise price of $0.01 per share.

The funding is a bifurcated transaction whereby the 1st Round Financing consists of $3,500,000 in exchange for 2,187,500 shares of Series A Preferred Stock.  The 2nd Round Financing of $4,500,000 in exchange for 2,812,500 shares of Series A Preferred Stock must be completed within 120 days of the date of the Agreement and requires the Company to acquire a target meeting certain requirements.

If the Company fails to  acquire the 2nd Round Acquisition Target prior to the 2nd Round closing date, then the Company will issue 500,000 shares of Preferred Stock to Liberty  as a penalty.

If for the twelve months ended December 31, 2007, the Company’s pro forma EBITDA target is  not met, then the Company shall issue 1,600,000 shares of Preferred Stock to Liberty  as a penalty.

Further, should the Company be subject to penalties, the Company will also issue warrants to purchase common stock to Lerota, LLC in the amount of 187,500 shares of Common Stock at $.01 for the Acquisition penalty and 825,000 shares of Common Stock for the EDITDA penalty.

The Agreement requires the Company to register the shares of common stock underlying the Series A Preferred Stock with the Securities and Exchange Commission on Form SB-2.

The Agreement also requires the Company to appoint Mr. Philip A. Seifert, a principal of Liberty Growth Fund, LP, to the Board of Director of the Company.

1st Round Financing Completed

Concurrent with entering the Agreement, the parties closed on the 1st Round Financing.  The Company used the funds to complete its acquisition of IKON Public Affairs Group, LLC, and Target America, Inc.  Details regarding the IKON and Target America acquisition agreements have previously been reported on Form 8-K and filed with the Securities and Exchange Commission.

IKON Public Affairs Group, LLC is a limited liability company formed under the laws of Delaware.  Post-closing, IPAG, through its offices in Washington, D.C., and Denver, Colorado, will continue the business previously conducted by IKON Holdings, Inc., providing consulting services in connection with  political campaigns and issue advocacy.

Based in Fairfax, Virginia, with offices in Indianapolis, Indiana, and Chicago, Illinois, Target America, Inc. was founded in 1995, under the laws of the Commonwealth of Virginia, to meet the rapidly changing needs of not-for-profit charity and philanthropy fundraising professionals. The company is a constant innovator in the field of contributor and donor prospect research, developing and launching a completely online prospect screening service in 2003. Target America continues to upgrade and develop this tool, which now includes a wide range of services from automated Internet research to an integrated moves management system to serve not only the not-for profit community, but business, commerce and financial institutions as well.

Subsequent to closing the 1st Round Financing and disbursing funds but prior to the filing of this report on Form 8-K, the Company was notified by the Escrow Agent that an issue had arisen regarding the collection of funds from Liberty.  The Company believes this is an issue between the Escrow Agent and Liberty Growth Fund as the 1st Round Financing had been disbursed by the Escrow Agent according to the Escrow Agreement at closing on July 26, 2007.  The Company has fully performed on the Liberty Agreement and anticipates moving toward the 2nd Round Financing as per the Agreement.

Item 9.01

Financial Statements and Exhibits.

Audited and proforma financial information regarding IKON and Target American will be filed in a subsequent 8-K Report within the timeframe allowed.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

  4.01

Series A Preferred Stock Designation

10.01

Liberty Preferred Stock Purchase Agreement

10.02

Liberty Registration Rights Agreement

10.03

Liberty Escrow Agreement

10.04

Liberty Warrants

10.05

Lerota Warrants

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  August 2, 2007

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

3